As filed with the Securities and Exchange Commission on March 12, 2025

Registration No. 333-273300

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (File No. 333-273300)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KORU Medical Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	13-3044880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Corporate Drive Mahwah, NJ	07430
(Address of Principal Executive Offices)	(Zip Code)

Individual Inducement Non-Qualified Stock Option Award
(Full Title of the Plans)

Copies of all correspondence to:

Heather R. Badami, Esq. Royer Cooper Cohen Braunfeld LLC Two Logan Square 100 N. 18th Street, Suite 710 Philadelphia, PA 19103
(Name and address of agent for service)

(215) 839-1000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

KORU Medical Systems, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement (the “Post-Effective Amendment”) to deregister the unissued and unsold shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), that were originally registered by the Company pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on July 18, 2023 (Registration Statement No. 333-265943 and referred to herein as the “Prior Registration Statement”) for offer or sale pursuant to the Individual Inducement Non-Qualified Stock Option Award issued to Andrew D. C. LaFrence, the Company’s former Chief Financial Officer. The Prior Registration Statement registered 300,000 shares of Common Stock for issuance under the Individual Inducement Non-Qualified Stock Option Award, and no shares were issued pursuant to such Award.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mahwah, State of New Jersey, on March 12, 2025.

KORU Medical Systems, Inc.

By:	/s/ Linda Tharby
	Name:	Linda Tharby
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Linda Tharby	Chief Executive Officer and Director
Linda Tharby	(Principal Executive Officer)	March 11, 2025

/s/ Thomas Adams	Chief Financial Officer
Thomas Adams	(Principal Financial Officer and Principal Accounting Officer)	March 11, 2025

/s/ R. John Fletcher
R. John Fletcher	Chairman of the Board	March 11, 2025

/s/ Robert A. Cascella
Robert A. Cascella	Director	March 11, 2025

/s/ Donna French
Donna French	Director	March 11, 2025

/s/ Joseph M. Manko, Jr.
Joseph M. Manko, Jr.	Director	March 11, 2025

/s/ Shahriar (Shar) Matin
Shahriar (Shar) Matin	Director	March 11, 2025

/s/ Edward Wholihan
Edward Wholihan	Director	March 11, 2025